Exhibit (h)(7)

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, New York 10017

December 12, 2006

The Borrowers Listed on Appendix A hereto

101 Montgomery Street

San Francisco, CA 94104

Attention:	Mr. George Pereira
Chief Financial Officer

Ladies and Gentlemen:

JPMorgan Chase Bank, N.A. (the “Bank”) hereby offers to each of the investment companies (each individually, a “Borrower” and collectively, the “Borrowers”) registered under the Investment Company Act of 1940 (the “Act”) a secured line of credit for advances in an amount not to exceed the least of (i) $150,000,000, (ii)10% of its total market assets determined at the time the request for an advance is made, (iii) the maximum amount that such Borrower is permitted to borrow under its fundamental policies and operating policies in effect at the time of the request for an advance is made and (iv) the maximum amount that the Bank is permitted to loan to such Borrower in conformance with regulations (the “Regulations”) promulgated by the Board of Governors of the Federal Reserve System (the “Maximum Amount”); provided that, notwithstanding the foregoing, in no event shall the aggregate amount of outstanding advances extended to all Borrowers at any time exceed $150,000,000.

Any advances that the Bank makes to a Borrower in its sole and absolute discretion shall bear interest at a per annum rate equal to the Federal Funds Effective Rate plus 0.375%. As used herein, “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published on the next succeeding business day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a business day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

The proceeds of advances made under the line maybe used only for temporary or emergency purposes and not for investment purposes; and such usage shall conform with the provisions of 12C.F.R. §221.6(f) of the Regulations and the Opinion of the Staff of the Federal Reserve Board, dated November 4, 1987 and published at 5-884.65 of Volume 1 of the Federal Reserve Regulatory Service, as amended from time to time.

This line of credit means that the Bank will respond promptly to any request for credit any Borrower may make and will perform an ongoing credit review to enable it to do so. THIS LINE OF CREDIT IS NOT A COMMITMENT AND DOES NOT IN ANY WAY OBLIGATE THE BANK TO MAKE LOANS OR GRANT ANY CREDIT AT THE INTEREST RATE SET FORTH IN THE SECOND PARAGRAPH HEREOF OR AT ANY OTHER RATE. The Bank shall have the right at any time for any reason in its sole and absolute discretion to terminate its Line of Credit or reduce the Maximum Amount without notice to the Borrowers or any other person and each Borrower hereby acknowledges that the stipulation of the rate of interest that shall accrue on any advance that the Bank determines in its sole and absolute discretion to makes to such Borrower shall not obligate the Bank to make any advance to such Borrower. Any such termination or reduction shall be effective immediately and shall permanently terminate or reduce, as the case may be, the Maximum Amount then in effect. The giving of, or the failure to give, such notice by the Bank shall in no way limit the discretionary and demand nature of the Line of Credit. Notwithstanding the foregoing, in the absence of a default by a Borrower hereunder, the Bank will not demand the repayment of any outstanding advance hereunder from such Borrower except upon three business days’ notice.

All advances to any Borrower shall be secured by marketable securities of such Borrower which shall be pledged to the Bank pursuant to the terms of a master pledge agreement (the “Master Pledge Agreement”) in the form of Exhibit 1 attached hereto, of a kind and of a market value satisfactory to the Bank so that there will, at all times, be with the Bank a margin of security for the payment of the advances as specified by the Bank at the time a Borrower requests an advance. The Bank shall hold the securities which are pledged to secure the advances under the line and segregate them from all other securities held by the Bank for any Borrowers.

Any credit which the Bank may extend will be on such terms and conditions and will bear interest at such rate as the Bank may require at the time a Borrower requests an advance and must be evidenced by documents in form and substance satisfactory to the Bank, including without limitation, a promissory note (the “Note”), in the form of Exhibit 2 attached hereto.

Prior to making the initial advance to any Borrower, the Bank shall have received from such Borrower, the Note and Master Pledge Agreement duly executed by such Borrower, a corporate resolution of such Borrower’s board in a form reasonably acceptable to the Bank concerning the authorization of the Note, the Pledge Agreement and this arrangement and the officers of such Borrower executing the documents required for this arrangement, and an opinion of counsel in form and substance reasonably satisfactory to Bank covering (i) the authorization of each Borrower to enter into this arrangement, the Note and the Master Pledge Agreement, (ii) the enforceability of the Note and the Master Pledge Agreement to each Borrower, (iii) due organization, existence and good standing of each Borrower and (iv) such other legal matters as Bank may reasonably request.

Each Borrower will, at its own expense, promptly execute and deliver or file all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may request, in order to comply with Regulation U (including a Form U-1), to the extent applicable, or to perfect, protect, validate or preserve any security interest that may have been requested by the Bank and granted by such Borrower.

So long as the line of credit is offered pursuant to the terms of this letter to a Borrower or any advance shall be outstanding under the Note, such Borrower (i) shall furnish to the Bank a statement of assets and liabilities as of the end of each fiscal quarter, the portfolio of investments as of the end of each fiscal quarter, proxy materials, reports to shareholders and such other information as the Bank shall reasonably request from time to time; and (ii) shall not create, incur or suffer or permit to exist any indebtedness for borrowed money other than indebtedness to the Bank; provided, however, that securities loans and other similar investment activity shall not for purposes hereof be deemed “indebtedness for borrowed money.” At the time of each request for an advance by a Borrower, such Borrower shall deliver to the Bank an advance request setting forth the requested terms of a requested advance and certifying that (i) after giving effect to the requested advance, the outstanding amount of advances and other credit extended by the Bank to such

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Borrower does not exceed the amounts referred to in any of clauses (i), (ii) and (iii) of the definition of the Maximum Amount and (ii) the proceeds of the requested advance will be used in accordance with the use described in this letter.

The Bank will consider requests for advances under the line until December 11, 2007, unless this discretionary line is earlier terminated by the Borrower or the Bank. This line of credit is issued subject to money market conditions remaining the same as present, the Bank in its sole discretion continuing to be satisfied with such Borrower’s financial condition and economic prospects, and such Borrower’s maintenance of a satisfactory relationship with the Bank.

The Bank hereby agrees that this Agreement is executed on behalf of each Borrower individually, and that the obligations of or arising out of this Agreement on the part of each Borrower are not binding on any other Borrower, or upon any of the shareholders, directors, officers, employees or agents thereof, but only upon the assets and property of the respective Borrower.

Each Borrower hereby agrees that it will not disclose the fact of the existence or substance of this letter, the Note or the Pledge Agreement to any person without the prior approval of the Bank, except that such Borrower may disclose the foregoing (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisers that have a need to know, including such Borrower’s accountants for the purpose of auditing such Borrower’s financial statements (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent required or requested by any regulatory or governmental authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that such Borrower shall give the bank prior notice of such requirement or legal process and (d) to the extent required to be disclosed in the Borrower’s filings with regulatory agencies, including without limitation, FORM N-CSR filed with the Securities and Exchange Commission.

This letter is for the benefit of each Borrower only and is not to be shown to, or relied upon by, third parties. This letter constitutes the entire understanding between the Borrowers and the Bank on this subject and supersedes all prior discussions.

Please acknowledge your understanding of the above by signing and returning the enclosed copy of this letter.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jeanne Horn
Name:	Jeanne Horn
Title:	Vice President

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ACKNOWLEDGED AND AGREED:

EXCELSIOR FUNDS, INC., on behalf of each of:

EXCELSIOR BLENDED EQUITY FUND

EXCELSIOR CORE BOND FUND

EXCELSIOR EMERGING MARKETS FUND

EXCELSIOR ENERGY & NATURE RESOURCES FUND

EXCELSIOR GOVERNMENT MONEY FUND

EXCELSIOR INTERMEDIATE-TERM BOND FUND

EXCELSIOR INTERNATIONAL FUND

EXCELSIOR LARGE CAP GROWTH FUND

EXCELSIOR MONEY FUND

EXCELSIOR PACIFIC/ASIA FUND

EXCELSIOR REAL ESTATE FUND

EXCELSIOR SHORT-TERM GOVERNMENT SECURITIES FUND

EXCELSIOR SMALL CAP FUND

EXCELSIOR TREASURY MONEY FUND

EXCELSIOR VALUE & RESTRUCTURING FUND

EXCELSIOR FUNDS TRUST, on behalf of each of:

EXCELSIOR EQUITY INCOME FUND

EXCELSIOR EQUITY OPPORTUNITIES FUND

EXCESLSIOR HIGH YIELD FUND

EXCELSIOR INTERNATIONAL EQUITY FUND

EXCELSIOR MID CAP VALUE & RESTRUCTURING FUND

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of each of:

EXCELSIOR CALIFORNIA SHORT-TERM INTERMEDIATE TERM TAX-EXEMPT INCOME FUND

EXCELSIOR INTERMEDIATE-TERM TAX-EXEMPT FUND

EXCELSIOR LONG-TERM TAX-EXEMPT FUND

EXCELSIOR NEW YORK INTERMEDIATE-TERM TAX-EXEMPT FUND

EXCELSIOR SHORT-TERM TAX-EXEMPT SECURITIES FUND

EXCELSIOR TAX-EXEMPT MONEY MARKET FUND

By:	/s/ George M. Pereira
Name:	George M. Pereira
Title:	CFO

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APPENDIX A

Excelsior Funds, Inc.,

    on behalf of each of:

Excelsior Blended Equity Fund

Excelsior Core Bond Fund

Excelsior Emerging Markets Fund

Excelsior Energy & Nature Resources Fund

Excelsior Government Money Fund

Excelsior Intermediate-Term Bond Fund

Excelsior International Fund

Excelsior Large Cap Growth Fund

Excelsior Money Fund

Excelsior Pacific/Asia Fund

Excelsior Real Estate Fund

Excelsior Short-Term Government Securities Fund

Excelsior Small Cap Fund

Excelsior Treasury Money Fund

Excelsior Value & Restructuring Fund

Excelsior Funds Trust,

    on behalf of each of :

Excelsior Equity Income Fund

Excelsior Equity Opportunities Fund

Excelsior High Yield Fund

Excelsior International Equity Fund

Excelsior Mid Cap Value & Restructuring Fund

Excelsior Tax-Exempt Funds, Inc.,

    on behalf of each of :

Excelsior California Short-Term Intermediate Term Tax-Exempt Income Fund

Excelsior Intermediate-Term Tax-Exempt Fund

Excelsior Long-Term Tax-Exempt Fund

Excelsior New York Intermediate-Term Tax-Exempt Fund

Excelsior Short-Term Tax-Exempt Securities Fund

Excelsior Tax-Exempt Money Market Fund

EXHIBIT 1

MASTER PLEDGE SECURITY AGREEMENT

This MASTER PLEDGE SECURITY AGREEMENT, dated as of December 12, 2006 (the “Agreement”), is made by the undersigned investment companies (each a “Pledgor”) and is granted to JPMORGAN CHASE BANK, N.A. and its affiliates, including subsidiaries, whether now existing or hereafter created (collectively, “Bank”), with an office located at 270 Park Avenue, New York, New York 10017.

Part 1. Definitions

1.1 “Collateral” means, with respect to each Pledgor, the investment management account (each an “Account”) maintained with Bank and listed on Schedule A hereto opposite its name and all cash, cash equivalents, instruments (including any Certificates of Deposit), securities and other assets which are maintained in the Account, as well as all security entitlements arising out of the assets carried in the Account, and all additional assets which are delivered by such Pledgor to Bank for its Account from time to time and at any time, together with any substitutions or replacements, all cash and non-cash proceeds thereof, including but not limited to insurance or other proceeds, all cash and stock dividends, all securities issued pursuant to stock split or rights offerings or similar events, and all securities issued in exchange for any other Collateral as a result of mergers, reorganizations or similar transactions.

1.2 “Debt” means, with respect to each Pledgor: (a) all debts, liabilities and obligations of such Pledgor to Bank, now existing or hereafter arising pursuant to the Line Letter and the Note whether direct, contingent or otherwise, to Bank, now existing or hereafter arising, including any extensions, renewals and modifications thereof or of any part thereof, together with interest, fees, charges, expenses and costs of collection (including reasonable attorney’s fees).

1.3 “Debt Amount” means, with respect to each Pledgor, the aggregate amount of Debt outstanding at such time.

1.4 “Line Letter” dated December 12, 2006 between the Pledgors and the Bank.

1.6 “Net Market Value” means, with respect to each Pledgor, the aggregate market value (as reasonably determined in accordance with Section 2.4 hereof) for the Collateral multiplied by a percentage reasonably determined by Bank from time to time pursuant to the Bank’s then applicable collateral value to loan requirements (also reasonably determined by Bank taking into account, without limitation, such factors as current market value, ratings and Bank’s margin requirements).

1.7 “Note” has the meaning assigned to it in the Line Letter.

Part 2. Grant of Security Interest and Pledge

2.1 For value received, receipt of which is hereby acknowledged, each Pledgor hereby grants to Bank a first priority security interest in and lien upon the Collateral as security for the Debt and all costs, expenses and attorneys’ fees incurred by Bank in collecting the Debt or enforcing this Agreement and/or any instrument(s) evidencing the Debt. Each Pledgor is executing and delivering this Agreement to Bank in consideration of the premises and for other valuable consideration. Each Pledgor understands that Bank is willing to advance funds to such Pledgor only upon certain terms and conditions, one of which is that such Pledgor grant Bank a security interest in the Collateral as security for the Debt.

2.2 Each Pledgor authorizes Bank, at any time after the occurrence and continuance of an event of default pursuant to any Debt of such Pledgor to Bank, to transfer or to require the issuer of any Collateral to transfer the Collateral into the name of Bank or Bank’s nominee, but Bank shall be under no duty to do so. Notwithstanding any contrary provision or inference herein or elsewhere, Bank shall have no right to vote the Collateral (if applicable) at any time or any right to receive dividends or other distributions thereof unless and until the Debt to Bank or any part thereof shall have become in default in any manner and the same shall not have been paid in full upon demand. Bank shall have, in addition to the rights and remedies described in this Agreement, all the rights and remedies of a secured party under the applicable Uniform Commercial Code.

2.4 With respect to any Pledgor, in the event that the sum of the Net Market Value of the Collateral of such Pledgor at any time is less than the Debt Amount of such Pledgor, such Pledgor shall deliver additional collateral to Bank so that the Net Market Value of the Collateral, including the additional collateral, shall be equal to or greater than the Debt Amount. All such additional collateral shall be delivered no later than the close of business on the second business day next following Bank’s demand for the delivery of such additional collateral. For purposes of this Agreement, the market value of the Collateral shall be determined by utilizing the “bid”, “close” or “sale” price for the Collateral in question as it appears in the most current issue of The Wall Street Journal or if it does not so appear, any other reasonable source Bank deems appropriate. Each Pledgor shall be solely responsible for insuring that the sum of the Net Market Value of its Collateral shall be equal to or greater than its Debt Amount. At the time of addition, such additional collateral shall immediately be subject to the lien provided for in this Agreement without the performance of any further or other act.

2.5 Notwithstanding anything to the contrary contained herein, Bank shall maintain an independent right to determine the market value of the Collateral at any time and to further demand that additional collateral be deposited with Bank within two (2) business days following such demand, if, and to the extent that, at any time, Bank determines that the sum of the Net Market Value of the Collateral with respect to any Pledgor is less than the Debt Amount of such Pledgor or that such Pledgor has not so deposited necessary additional collateral under circumstances requiring such additional deposit.

2.6 Until receipt of notice from the Bank, after the occurrence and continuance of an event of default pursuant to any Debt of a Pledgor to the Bank, such Pledgor or its agent shall have the right to substitute different collateral (the “Substituted Collateral”) throughout the term of this Agreement, provided that (a) the procedure therefor is delivery versus substitution, (b) so long as after such substitution the Net Market Value of the Substituted Collateral and any remaining Collateral is equal to or greater than the Debt Amount of such Pledgor, and (c) such Substituted Collateral satisfies all other terms and conditions of this Agreement. In the event that a Pledgor or its agent determines to substitute collateral, such Pledgor will provide notification to Bank at least two (2) business days prior to such proposed substitution, which notice shall include a complete description of the collateral to be substituted by such Pledgor or its agent for Collateral held by the Bank. No written consent from the Bank shall be required if the Substituted Collateral are securities which are regularly traded on the NYSE, ASE, or NASDAQ National Market or are obligations of the U.S. Government and in the discretion of the Bank, any such securities are unrestricted, marginable, freely tradable, not subject to Rule 144 and have a per share value in excess of $10.00.

2.7 In the case of Section 2.6, such Substituted Collateral shall and will be owned by the relevant Pledgor, will have a market value equal to or exceeding the Debt Amount and will not be subject to any lien or other encumbrances other than the lien provided for in this Agreement; provided, however, that securities loans or other investment activity that requires that the Borrower segregate assets to cover any liability thereunder, or liens to the Bank as custodian of such Pledgor’s assets shall not be deemed to be in violation hereof. At the time of substitution, such Substituted Collateral shall immediately be subject to the lien provided for in this Agreement without the performance of any further or other act and the Collateral for which it is substituted shall be automatically released. Notwithstanding the foregoing, each Pledgor hereby agrees to perform such other acts and execute such further documentation as Bank in its discretion may reasonably require to perfect its security interest in such Substituted Collateral and the Bank agrees to perform such other acts and execute such further documentation as such Pledgor in its discretion may reasonably require to effectuate the release of the Collateral to be released. Should such Substituted Collateral consist in whole or part of assets in form different than that originally pledged, the relevant Pledgor shall inform Bank immediately of such fact and undertake all appropriate procedures to allow Bank to properly perfect its security interest in such assets and retain a first priority security interest in the Collateral.

2.8 No Pledgor will sell, transfer, pledge, assign or otherwise encumber the Collateral or any Substituted Collateral, except to the extent permitted hereunder.

2.9 Each Pledgor hereby irrevocably authorizes and empowers Bank, at any time, and from time to time, upon the occurrence and continuance of an event of default with respect to any Debt, for its own use and benefit, either in its own name or in the name of such Pledgor (i) to demand, collect, and receive payment of any and all monies or proceeds due or to become due under the Collateral, (ii) to execute any and all instruments required for the withdrawal or repayment of same, or any part thereof, (iii) to insert in any instrument for the withdrawal of funds signed by such Pledgor, the date and amount due and to complete such instrument in any respect, and (iv) to in all respects deal with the Collateral as the holder thereof, and such Pledgor hereby irrevocably constitutes and appoints Bank as its attorney to do any and all of the aforesaid.

2.10 Each Pledgor irrevocably appoints the Bank as its lawful attorney and agent to execute financing statements on such Pledgor’s behalf, as permitted by law, and to give any notice it deems appropriate and on its behalf to file financing statements signed by Bank alone in any appropriate public office.

Part 3. Representations, Warranties and Covenants

3.1 Each Pledgor represents, warrants and covenants to Bank as to itself as follows:

(a) Pledgor owns and holds the Collateral free from any equity, security interest, lien, encumbrance or restriction whatsoever. No one (other than Bank by reason of this Agreement) has, or to Pledgor’s knowledge claims to have, any right, title or interest of any kind in or to any of the Collateral.

(b) The Net Market Value of the Collateral on the date hereof is equal to or greater than the Debt Amount; provided, however, the Net Market Value of the Collateral shall in no event be less than the Debt Amount. If at any time the Net Market Value of the Collateral is not equal to or greater than the Debt Amount, Pledgor will undertake to deliver to Bank additional collateral having a market value sufficient to cause the Net Market Value of the Collateral, including the additional collateral, to be equal to or greater than the Debt Amount.

(c) The security interest herein conferred upon Bank constitutes the first and paramount, perfected lien upon all the Collateral.

(d) Any securities which constitute any of the Collateral were duly authorized and validly issued and are fully paid and non-assessable, and are publicly traded and fully marketable.

(e) Pledgor has full power and capacity to execute, deliver and perform the terms and conditions of this Agreement and the transactions contemplated hereunder.

(f) Neither the execution and delivery of this Agreement or any related documentation, the consummation of any transaction contemplated by those documents, nor compliance with their terms and provisions, will require the consent of any person or entity which has not been obtained, or conflict with or result in a breach of any of the terms, conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, or any agreement or instrument to which Pledgor is a party or is subject or by which properties of Pledgor may be bound.

3.2 Each delivery of additional collateral and each delivery of Substituted Collateral hereunder shall, in and of itself, constitute a reaffirmation by Pledgor of the representations and warranties set forth above.

3.3 Pledgor shall not permit the Collateral to include any (a) stock issued by JPMorgan Chase & Co., or (b) shares of one or more money market funds which are a part of the Mutual Fund Group administered by JPMorgan Chase Bank, N.A.

Part 4. Events of Default and Remedies

4.1 Each of the following shall constitute an Event of Default under this Agreement:

(a) Any Pledgor shall default in the performance of any of his agreements herein or in any instrument or document delivered pursuant to this Agreement or the Debt, including, without limitation, the Line Letter and the Note;

(b) The perfection of any security interest granted Bank in any of the Collateral is impaired or in Bank’s reasonable belief is about to become impaired;

(c) Any Pledgor:

(i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due;

(ii) shall make an assignment for the benefit of creditors;

(iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation;

(iv) shall have any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or

(v) shall have had a receiver, custodian or trustee appointed as a result of any insolvency for all or a substantial part of its property;

(d) Any action, suit, proceeding or investigation against or affecting any Pledgor before any court or governmental agency which involves forfeiture of any assets of such Pledgor shall have been commenced; or

(e) one or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against any Pledgor and shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

4.2 Upon the occurrence of one or more of the foregoing Events of Default and without further consent from any Pledgor, Bank may liquidate so much of the Collateral of such Pledgor as is required to pay the Debt of such Pledgor and the costs, expenses and fees described in Section 2.1 hereof. Bank may apply any such net proceeds in such order or preference as Bank may determine, except that any proceeds derived from the liquidation of the Collateral shall be applied first by Bank to the payment of any obligations of such Pledgor due to Bank pursuant to the Line Letter and the Note and then to any other Debt of such Pledgor which is outstanding and unpaid.

4.3 In addition, if any Debt of a Pledgor is not be paid in full promptly when due and payable, whether due by lapse of time or by acceleration due to demand or otherwise, Bank in its discretion may further, upon such terms and in such manner as Bank shall deem advisable as to the Collateral of such Pledgor, sell, redeem, assign, transfer or deliver the Collateral, or any portion thereof, and Bank shall apply the net proceeds of the sale thereof to such Debt and the costs, expenses and fees described in Section 2.1 hereof, whether or not due, in such order or preference as Bank may determine, except that any proceeds derived from the liquidation of the Collateral shall be applied first by the Bank to the payment of any obligations of such Pledgor due to the Bank pursuant to the Line Letter and the Note and then to any other Debt which is outstanding and unpaid.

4.4 Bank shall provide to the relevant Pledgor at least five (5) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made which shall constitute reasonable notification, provided that Bank may sell any Collateral of such Pledgor if such Collateral consists of securities regularly traded on a nationally recognized market or are obligations of the United States.

Part 5. Duration and Waivers

Irrespective of any action, omission or course of dealing whatever by Bank, this Agreement shall remain in full force and effect until the Debt of all Pledgors shall have been fully and indefeasibly paid. Without limiting the generality of the foregoing, each Pledgor (a) agrees that Bank shall have no duty to make any presentment or collection or to preserve any right of any kind with regard to any of the Collateral of such Pledgor, (b) agrees that Bank shall at all times have the right to grant any indulgence to such Pledgor and to deal in any other manner with such Pledgor including (without limitation) the granting of any extension, renewal, increase or decrease of the Debt, changing any rate of interest, the acceptance of partial payments, the forbearance from exercising any right, power or privilege, including (without limitation) any right to demand security, the addition or release of any security or of any obligor, the effecting of any other release, compromise or settlement, the forbearance from proceeding against any security or obligor and the substitution of security (even if of a different character or value), and (c) waives presentment, demand, protest or notice of protest or nonpayment of the Debt of such Pledgor or any part thereof or of the Collateral of such Pledgor or any part thereof, waives notice of any default by such Pledgor, waives notice of any act, omission, or course of dealing by Bank and waives any other notice to which such Pledgor might be entitled but for the within waiver. Each Pledgor further agrees that Bank shall have no duty to sell or liquidate or to agree to the substitution or replacement of any Collateral of such Pledgor which is diminishing in value and Bank shall be deemed to be acting reasonably if it fails to sell or liquidate or to agree to the substitution or replacement of such Collateral.

Part 6. Interest and Income from the Collateral

Bank shall have no right to any interest or income paid or payable on the Collateral of a Pledgor, unless and until the Debt of such Pledgor to Bank, or any part thereof, shall have become in default or any Event of Default hereunder shall have occurred and be continuing, and such Debt shall not have been paid in full upon demand.

Part 7. Release

Upon full and indefeasible payment and cancellation of the Debt of a Pledgor, Bank shall, upon the request of such Pledgor, promptly release the security interest granted hereunder by such Pledgor to Bank.

Part 8. Notices

All notices, statements, requests and demands given to or made upon Bank or a Pledgor in accordance with the provisions of this Agreement shall be deemed to have been given or made

(a)	one (1) business day after such notice shall have been telecopied, upon receipt of the transmission (provided that the transmission device used shall be capable of creating a written record of the notice) and confirmation of such notice shall have been deposited with an overnight courier, charges prepaid, or

(b)	two (2) business days after such notice shall have been telecopied (provided that the transmission device used shall be capable of creating a written record of the notice) and confirmation of such notice shall have been deposited in the mail, certified mail, postage pre-paid, addressed as follows:

If to a Pledgor:

Excelsior Funds

101 Montgomery Street

San Francisco, CA 94104

Attention: George Pereira, Chief Financial Officer

Facsimile: (415) 667-3800

If to Bank:

JPMorgan Chase Bank, N.A

Loan and Agency Services Group

Attention: Melissa Barbosa

Facsimile: (713) 750-2223

and

JPMorgan Chase Bank, N.A.

270 Park Avenue, 15th Floor

New York, New York 10017

Attention: Vanessa Falcon

Facsimile: [(212) 270-0670

(or to such address or telecopier number as either party may hereafter furnish to the other party in writing for such purpose) or in accordance with any unrevoked written direction from any party to the other party hereto.

Part 9. General Provisions

9.1 Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof, as each right, power or privilege may be exercised by Bank either independently or concurrently with other rights, powers and privileges as often and in such order as Bank may deem expedient. No waiver or consent granted by Bank in respect of this Agreement shall be binding upon Bank unless specifically granted in writing, which writing shall be strictly construed. This Agreement shall not be altered or modified except by a written agreement. This Agreement shall bind each Pledgor and its successors and assigns and shall inure to the benefit of Bank and its successors and assigns.

9.2 This Agreement shall be governed by the laws of the State of New York. Each Pledgor agrees to submit to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. In the event of a dispute hereunder, suit may be brought against a Pledgor in such courts or in any jurisdiction where such Pledgor or any of its assets may be located. Each Pledgor agrees that Bank may serve process by registered mail mailed to its address as stated in this Agreement or to such further address as such Pledgor may specify to Bank in writing.

9.3 This Agreement shall constitute a continuing agreement, applying to all future as well as existing Debt of the Pledgors, and to all future as well as existing Collateral of the Pledgors, whether or not of the character contemplated at the date hereof. Any party may terminate this Agreement at any time upon written notice to the other party of such termination, provided, however, that such termination shall in no way affect any transactions entered into or rights created or obligations incurred prior to the receipt of such notice.

9.4. EACH PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT BANK’S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. IN ADDITION, EACH PLEDGOR WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

IN WITNESS WHEREOF, each Pledgor has executed this Agreement as of the date first above written.

EXCELSIOR FUNDS, INC., on behalf of each of:

EXCELSIOR BLENDED EQUITY FUND

EXCELSIOR CORE BOND FUND

EXCELSIOR EMERGING MARKETS FUND

EXCELSIOR ENERGY & NATURE RESOURCES FUND

EXCELSIOR GOVERNMENT MONEY FUND

EXCELSIOR INTERMEDIATE-TERM BOND FUND

EXCELSIOR INTERNATIONAL FUND

EXCELSIOR LARGE CAP GROWTH FUND

EXCELSIOR MONEY FUND

EXCELSIOR PACIFIC/ASIA FUND

EXCELSIOR REAL ESTATE FUND

EXCELSIOR SHORT-TERM GOVERNMENT SECURITIES FUND

EXCELSIOR SMALL CAP FUND

EXCELSIOR TREASURY MONEY FUND

EXCELSIOR VALUE & RESTRUCTURING FUND

EXCELSIOR FUNDS TRUST, on behalf of each of:

EXCELSIOR EQUITY INCOME FUND

EXCELSIOR EQUITY OPPORTUNITIES FUND

EXCESLSIOR HIGH YIELD FUND

EXCELSIOR INTERNATIONAL EQUITY FUND

EXCELSIOR MID CAP VALUE & RESTRUCTURING FUND

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of each of:

EXCELSIOR CALIFORNIA SHORT-TERM INTERMEDIATE TERM TAX-EXEMPT INCOME FUND

EXCELSIOR INTERMEDIATE-TERM TAX-EXEMPT FUND

EXCELSIOR LONG-TERM TAX-EXEMPT FUND

EXCELSIOR NEW YORK INTERMEDIATE-TERM TAX-EXEMPT FUND

EXCELSIOR SHORT-TERM TAX-EXEMPT SECURITIES FUND

EXCELSIOR TAX-EXEMPT MONEY MARKET FUND

By:	/s/ George M. Pereira
Name:	George M. Pereira
Title:	CFO

SCHEDULE A

BORROWER	ACCOUNT

Excelsior Funds, Inc.,

    on behalf of each of:

Excelsior Blended Equity Fund

Excelsior Core Bond Fund

Excelsior Emerging Markets Fund

Excelsior Energy & Nature Resources Fund

Excelsior Government Money Fund

Excelsior Intermediate-Term Bond Fund

Excelsior International Fund

Excelsior Large Cap Growth Fund

Excelsior Money Fund

Excelsior Pacific/Asia Fund

Excelsior Real Estate Fund

Excelsior Short-Term Government Securities Fund

Excelsior Small Cap Fund

Excelsior Treasury Money Fund

Excelsior Value & Restructuring Fund

Excelsior Funds Trust,

    on behalf of each of :

Excelsior Equity Income Fund

Excelsior Equity Opportunities Fund

Excelsior High Yield Fund

Excelsior International Equity Fund

Excelsior Mid Cap Value & Restructuring Fund

Excelsior Tax-Exempt Funds, Inc.,

    on behalf of each of :

Excelsior California Short-Term Intermediate Term Tax-Exempt Income Fund

Excelsior Intermediate-Term Tax-Exempt Fund

Excelsior Long-Term Tax-Exempt Fund

Excelsior New York Intermediate-Term Tax-Exempt Fund

Excelsior Short-Term Tax-Exempt Securities Fund

Excelsior Tax-Exempt Money Market Fund

EXHIBIT 2

PROMISSORY NOTE

$150,000,000	New York, New York
December 12, 2006

For Value Received, each of the undersigned investment companies (each a “Borrower”), hereby promises to pay to the order of JPMORGAN CHASE BANK, N.A. (the “Bank”), at 270 Park Avenue, New York, New York 10017 (the “Lending Office”), the principal sum of One Hundred Fifty Million United States Dollars (U.S.$150,000,000) or the aggregate unpaid principal amount of all advances (the “Advances”) made by the Bank to such Borrower pursuant to a request by such Borrower (which aggregate unpaid principal amount shall be equal to the amount duly endorsed and set forth opposite the date last appearing on the street attached to this Note), whichever is less. Advances hereunder shall be payable ON DEMAND. All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds.

Advances hereunder shall bear interest at the rate per annum provided for in the Line Letter (as defined below) recorded by the Bank on its books (the “Interest Rate”) from the date of such Advance until payment in full. Any such endorsement shall be conclusive in the absence of manifest error. Any Advance hereunder which shall not be paid which demanded shall bear interest for each day thereafter at a rate per annum equal to the Interest Rate plus two percent (2%).

Interest shall be computed on the basis of a 360 day year for the actual number of days involved and shall be payable monthly on the last day of each month, and on any payment of principal; provided that interest on principal not paid when demanded shall also be payable on demand. In no case shall interest on this Note exceed the maximum amount which the Bank may charge or collect under applicable law.

Each Borrower hereby authorizes the Bank to accept telephonic instructions from a duly authorized representative of such Borrower to make an Advance or receive a payment hereunder. All principal and interest payments received hereunder from a Borrower shall be recorded by the Bank on its books and records and prior to any transfer and delivery of this Note, endorsed by the Bank on the schedule attached hereto or any continuation of such schedule attached to this Note. The Bank’s books and records and each such endorsement shall constitute prima facie evidence of the accuracy of the information recorded or endorsed, as the case may be. The failure to make any such endorsement shall not affect the obligations of any Borrower in respect of such Advance.

This Note (a) is the promissory note referred to in the Line Letter, dated as of December 12, 2006 (as amended, supplemented or otherwise modified from time to time, the “Line Letter”), among the Borrowers and the Bank, (b) is subject to the provisions of the Line letter and (c) is subject to prepayment in whole or in part as provided in the Line Letter. Unless otherwise defined herein, terms defined in the Line Letter and used herein shall have the meanings given to them in the Line Letter.

If the Bank shall make a new Advance on a day on which a Borrower is to repay an advance hereunder, the Bank shall apply the proceeds of the new Advance to make such repayment and only the amount by which the amount being advanced exceeds the amount being repaid shall be made available to such Borrower in accordance with the terms of this Note.

Each Borrower agrees that the currency in which the Advance is denominated and the place of payment designated therefor is of the essence. The payment obligation of the undersigned hereunder in U. S. Dollars and for the account of the Lending Office shall not be discharged by an amount paid in another currency or in another place, whether pursuant to judgment or otherwise, to the extent that the amount so paid on prompt conversion to U. S. Dollars and transfer thereof to the Lending Office under normal banking procedures does not yield the amount of U. S. Dollars owing hereunder at the Lending Office. In the event that any payment by a Borrower, whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in the payment of such amount of U. S. Dollars as is owing hereunder at the Lending Office, the Bank shall be entitled to demand immediate payment of, and shall have a separate cause of action against such Borrower for, the additional amount necessary to yield the amount of U. S. Dollars owing hereunder.

NOTWITHSTANDING ANY OTHER PROVISION IN THIS NOTE, THE LINE LETTER, OR IN ANY OTHER LOAN DOCUMENT OR OTHER INSTRUMENT OR DOCUMENT DELIVERED OR ENTERED INTO BY THE BANK, OR THE EXISTENCE OR NONEXISTENCE OF ANY DEFAULT OR EVENT OF DEFAULT, ALL ADVANCES MADE BY THE BANK SHALL BE PAYABLE ON WRITTEN DEMAND BY THE BANK UPON FIVE DAYS NOTICE, AND THE BANK SHALL HAVE THE RIGHT TO TERMINATE THE LINE OF CREDIT AND/OR REFUSE TO MAKE ANY REQUESTED ADVANCE AT ANY TIME FOR ANY REASON, WITHOUT, IN ANY SUCH CASE, ANY PRIOR NOTICE WHATSOEVER TO ANY PERSON, INCLUDING WITHOUT LIMITATION THE BORROWER.

EACH BORROWER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, BASED UPON, OR IN ANY WAY CONNECTED TO THIS NOTE.

The Bank hereby agrees that this Agreement is executed by or on behalf of each Borrower individually and severally, and that the obligations hereunder of such Borrower are not binding upon any other Borrower, or upon any of the shareholders, directors, officers, employees or agents of any Borrower, but only upon the assets and property of such Borrower.

All parties now and hereafter liable with respect to this Note, whether maker principal surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

The provisions of this Note shall be construed and interpreted and all rights and obligations hereunder determined in accordance with the laws of the State of New York.

EXCELSIOR FUNDS, INC., on behalf of each of:

EXCELSIOR BLENDED EQUITY FUND

EXCELSIOR CORE BOND FUND

EXCELSIOR EMERGING MARKETS FUND

EXCELSIOR ENERGY & NATURE RESOURCES FUND

EXCELSIOR GOVERNMENT MONEY FUND

EXCELSIOR INTERMEDIATE-TERM BOND FUND

EXCELSIOR INTERNATIONAL FUND

EXCELSIOR LARGE CAP GROWTH FUND

EXCELSIOR MONEY FUND

EXCELSIOR PACIFIC/ASIA FUND

EXCELSIOR REAL ESTATE FUND

EXCELSIOR SHORT-TERM GOVERNMENT SECURITIES FUND

EXCELSIOR SMALL CAP FUND

EXCELSIOR TREASURY MONEY FUND

EXCELSIOR VALUE & RESTRUCTURING FUND

EXCELSIOR FUNDS TRUST, on behalf of each of:

EXCELSIOR EQUITY INCOME FUND

EXCELSIOR EQUITY OPPORTUNITIES FUND

EXCESLSIOR HIGH YIELD FUND

EXCELSIOR INTERNATIONAL EQUITY FUND

EXCELSIOR MID CAP VALUE & RESTRUCTURING FUND

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of each of:

EXCELSIOR CALIFORNIA SHORT-TERM INTERMEDIATE TERM TAX-EXEMPT INCOME FUND

EXCELSIOR INTERMEDIATE-TERM TAX-EXEMPT FUND

EXCELSIOR LONG-TERM TAX-EXEMPT FUND

EXCELSIOR NEW YORK INTERMEDIATE-TERM TAX-EXEMPT FUND

EXCELSIOR SHORT-TERM TAX-EXEMPT SECURITIES FUND

EXCELSIOR TAX-EXEMPT MONEY MARKET FUND

By:	/s/ George M. Pereira
Name:	George M. Pereira
Title:	CFO

Date, Loan Number and Borrower	Amount of Loan and Rate	Maturity Date	Amount of Payment and Loan Number to Which Applied	Principal Balance Remaining Unpaid	Notation Made By